Exhibit 99.1

SMARTFINANCIAL APPROVES REGULAR

QUARTERLY CASH DIVIDEND

KNOXVILLE, Tenn., April 30, 2026 – SmartFinancial, Inc. (“SmartFinancial”) (NYSE: SMBK), the parent company for SmartBank, announced that on April 30, 2026, the board of directors of SmartFinancial declared a quarterly cash dividend of $0.09 per share of SmartFinancial common stock payable on June 1, 2026, to shareholders of record as of the close of business on May 15, 2026.  The $0.09 per share quarterly dividend represents a 12.5% increase over SmartFinancial’s prior quarterly dividend declared in January 2026 of $0.08 per share.

About SmartFinancial, Inc.

SmartFinancial, Inc., based in Knoxville, Tennessee, is the publicly-traded bank holding company for SmartBank. SmartBank is a full-service commercial bank founded in 2007 with branches across Tennessee, Alabama, and Florida. Recruiting the best people, delivering exceptional client service, strategic branching, and a disciplined approach to lending have all contributed to the company’s success. More information about SmartFinancial can be found on its website: www.smartfinancialinc.com.

Forward-Looking Statements

This news release may contain statements that are based on management’s current estimates or expectations of future events or future results, and that may be deemed to constitute forward-looking statements as defined under the Private Securities Litigation Reform Act of 1995.  These statements are not historical in nature and can generally be identified by such words as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “may,” “will,” “estimate,” and similar expressions. All forward-looking statements are subject to risks, uncertainties, and other factors that may cause the actual results of SmartFinancial to differ materially from future results expressed or implied by such forward-looking statements. These factors can be found in SmartFinancial’s most recent annual report on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K, in each case filed with or furnished to the Securities and Exchange Commission (the “SEC”) and available on the SEC’s website (www.sec.gov). Undue reliance should not be placed on forward-looking statements.  SmartFinancial disclaims any obligation to update or revise any forward-looking statements contained in this release, which speak only as of the date hereof, whether as a result of new information, future events, or otherwise.

Investor Contacts

Billy Carroll	Nathan Strall
President & Chief Executive Officer	VP and Director of Strategy & Corporate Development
Email: billy.carroll@smartbank.com	Email: nathan.strall@smartbank.com
Phone: (865) 868-0613	Phone: (865) 868-2604